Exhibit 99.1

Sharon AI Enters Into GPU-Backed Debt Facility, Expanding Funding Flexibility for AI Factory Deployments

Proceeds from the facility will support the deployment of compute infrastructure dedicated to customer contracts

NEW YORK, October 1, 2026 – SharonAI Holdings Inc. (NASDAQ: SHAZ) (“Sharon AI” or the “Company”), a leading Australian Neocloud delivering trusted AI infrastructure, today announced it has entered into its inaugural US$356m committed senior secured, GPU-backed SPV debt facility priced at a fixed rate of 9.95%, excluding fees.

The facility will be secured against the GPUs and associated cash flows, with the contract-backed funding structure reflecting the security and delivery discipline underpinning Sharon AI’s platform and marks a further step towards the Company’s ambition of delivering gigawatt-scale AI compute capacity across Australia, New Zealand and the broader Asia-Pacific.

The facility includes marquee Australian, Asian and global investors including Goldman Sachs and select large private credit funds. This facility is the first in an expected series of GPU financings supporting the scheduled build out of over 68,000 NVIDIA GPUs deployed by mid-2027.

With the closing of this transaction, Sharon AI will have secured over US$2.6bn of institutional debt and equity capital over the past 10 months, extending the Company’s capital markets program and underscoring Sharon AI’s ability to access diversified sources of capital as it scales its AI infrastructure platform for a growing customer base of hyperscale, AI natives, government, enterprise, and research organizations.

“As demand for sovereign and secure, trusted AI infrastructure continues to outpace available supply globally, and particularly across Australia, New Zealand and the broader Asia-Pacific, access to scalable debt capital is an important enabler of our growth,” said James Manning, Co-founder and Chief Executive Officer of Sharon AI.

“This facility demonstrates how we expect to access debt markets to fund our GPU deployments, leveraging our book of quality customer offtake now standing at a TCV of over US$8.8bn. This is designed to enhance return on equity and ultimately drive increased long-term shareholder value. With a strong balance sheet, growing contracted capacity pipeline and a disciplined approach to capital allocation, we believe we are well positioned to continue scaling our AI platform across the Asia-Pacific region.”

Jarden Australia acted as sole financial advisor and arranger.

ENDS

About Sharon AI

Sharon AI (NASDAQ: SHAZ) is a leading Australian Neocloud delivering trusted sovereign AI infrastructure. Through its AI Factory platform and world-class ecosystem of technology and co-location partners, Sharon AI expands access to the scalable capabilities organizations need to build, train and run AI, from model training through to inference and agentic AI. Serving customers globally, Sharon AI helps organizations move faster from AI potential to measurable value. For more information, visit www.sharonai.com.

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Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it discloses material non-public information through other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI), press releases, and regulatory filings with the SEC, or through conference calls, webcasts, and investor days, etc. that the company may hold.

Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts, and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

● Service and product offerings;

● The deployment of assets and expansion of network procurement;

● Sharon AI’s ability to engage with additional potential customers;

● Expansion of Sharon AI’s data center footprint and capacity;

● The strengthening of Sharon AI’s partner network;

● Additional or future GPU financings;

● Complete fulfillment of all customer contracts;

● The impact and effect of debt structures designed to enhance return on equity and to drive stockholder value; and

● The Company’s position to continue scaling its AI platform across the Asia-Pacific region.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC and other reports subsequently filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this press release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.